As filed with the Securities and Exchange Commission on October 20, 2011
Registration Nos. 333-117399
333-90890
333-30283
333-29785

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allied Healthcare International Inc.
(Exact name of registrant as specified in its charter)

New York	13—3098275
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
245 Park Avenue
New York, New York 10167
(212) 750-0064
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Marvet Abbassi
Financial Controller
Allied Healthcare International Inc.
245 Park Avenue
New York, New York 10167
(212) 750-0064
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
David K. Lakhdhir, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
Alder Castle, 10 Noble Street
London EC2V 7JU
United Kingdom
Tel: 44 20 7367 1600
Not applicable
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that should become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 to Form S-3 (this “Post-Effective Amendment”) is being filed by Allied Healthcare International Inc. (the “Company”) to amend the following registration statements filed by the Company with the Securities and Exchange Commission (collectively, the “Registration Statements”):
• Registration Statement on Form S-3 filed on July 16, 2004 (Registration No. 333-117399);
• Registration Statement on Form S-3 filed on June 21, 2002, as amended by Amendment No. 1 to Form S-3 filed on August 20, 2002 (Registration No. 333-90890);
• Registration Statement on Form S-3 filed on June 27, 1997, as amended by Amendment No. 1 to Form S-3 filed on July 3, 1997 (Registration No. 333-30283); and
• Registration Statement on Form S-3 filed on June 23, 1996 (Registration No. 333-29785).
On October 20, 2011, pursuant to an Agreement and Plan of Merger dated as of July 28, 2011, by and among Saga Group Limited (“Parent”), AHL Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent. As a result of the Merger, all shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) are owned by Parent.
The Company hereby removes from registration all shares of Common Stock that remain unsold under the Registration Statements as of the date of this Post-Effective Amendment and terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 20, 2011.

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.